UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 6, 2026

GALERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39114	46-1454898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Lindenwood Drive, Suite 225

Malvern, PA 19355

(Address of principal executive offices) (Zip Code)

(610) 725-1500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GRTX	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2026, Galera Therapeutics, Inc. (the “Company”) entered into a letter agreement (the “Agreement”) with Joel Sussman, the Company’s Chief Accounting Officer, Treasurer, and Secretary and one of its named executive officers, providing for retention-based cash bonus payments in connection with the timely completion and filing by the Company of certain reporting obligations. Under the Agreement, Mr. Sussman is eligible to receive up to $250,000 in aggregate retention bonus payments. Any retention bonuses paid under the Agreement will reduce, on a dollar-for-dollar basis, any severance payments Mr. Sussman may otherwise become entitled to under his existing employment agreement. In the event of an involuntary termination of Mr. Sussman’s employment (other than for cause) or if Mr. Sussman terminates for good reason, any unpaid retention bonus will be paid without regard to satisfaction of the applicable conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALERA THERAPEUTICS, INC.

Date: February 12, 2026	By:	/s/ J. Mel Sorensen, M.D.
J. Mel Sorensen, M.D.
President and Chief Executive Officer